Exhibit 99.1

Progress Announces Plans to Acquire MarkLogic

Company adds powerful NoSQL database and semantic metadata management to its portfolio of industry-leading products and continues to deliver on Total Growth Strategy

Announces strong preliminary fourth quarter 2022 financial results

BURLINGTON, Mass, January 3, 2023 (GlobeNewswire) — Progress (NASDAQ: PRGS), the trusted provider of application development and infrastructure software, today announced it has entered into a definitive agreement to acquire MarkLogic, a leader in managing complex data and metadata and a Vector Capital portfolio company. Upon closing of the planned transaction, MarkLogic is expected to enhance Progress’ commitment of delivering the best products to develop, deploy and manage high-impact applications by providing a unified enterprise-grade semantic data platform that empowers customers to derive value from complex data.

“The key to the success of any business is its ability to tackle complex data challenges through informed decision making. To do this effectively, users must turn data into actionable insights—and that is what MarkLogic delivers,” said Yogesh Gupta, CEO, Progress. “Progress’ digital experience and infrastructure software products along with MarkLogic products will create an unmatched platform, giving customers access to an increasingly more complete offering to drive business success.”

MarkLogic offers a best-in-class, proprietary, multi-model NoSQL database, along with robust semantic metadata management and AI capabilities, complementing the larger Progress product portfolio. MarkLogic also aligns with Progress’ Total Growth Strategy, adhering to Progress’ disciplined acquisition criteria, offering scale, a strong recurring revenue model and products with high customer retention. The acquisition is also expected to provide an opportunity for Progress to leverage its highly disciplined operating model and infrastructure to maximize efficiency. When closed, the acquisition is expected to add more than $100 million in annual revenue and contribute strong cash flows, ultimately creating significant value for Progress shareholders.

“I’m extremely proud of what our team at MarkLogic has been able to accomplish since the Vector Capital acquisition—from major product releases and customer wins, to the acquisition of Smartogic,” said Jeffrey Casale, CEO, MarkLogic. “As part of a larger, well-established organization, I’m confident that our team will thrive with new opportunities for professional development and innovation, and our customers will gain access to an expansive product portfolio that will enhance their digital experiences and elevate their infrastructure management capabilities.”

Progress Preliminary Fourth Quarter 2022 Results
Based on currently available information, Progress anticipates ARR to end the fourth quarter 2022 at approximately $497 million, or growth of 3.5% year-over-year. In addition, Progress anticipates non-GAAP revenue and non-GAAP earnings per share to be within or above the high-end of previously issued guidance provided on September 27, 2022. The company will discuss full financial results on its fourth quarter earnings conference call on January 17, 2023.

Transaction Details
Subject to the satisfaction of the terms and conditions set forth in the definitive agreement, Progress is expected to acquire MarkLogic for $355 million. The acquisition is currently expected to close in early 2023, subject to obtaining regulatory approvals and satisfaction of other customary closing conditions set forth in the definitive agreement. Jefferies LLC served as the exclusive financial advisor for MarkLogic on this transaction. DLA Piper LLP (US) served as Progress' legal counsel and Paul Hastings LLP served as MarkLogic’s legal counsel with respect to the transaction.

Progress will host a conference call to review details of the acquisition at 5:00 p.m. ET, Tuesday, January 3, 2023. Participants must register for the conference call here: https://register.vevent.com/register/BIb4ddbffb11ca4ac1baef969abedb8f8f. The webcast can be accessed at: https://edge.media-server.com/mmc/p/orqi9gfg. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress Investor Relations webpage after the live conference call.

About MarkLogic
The MarkLogic semantic data platform gives Global 2000 and public sector organizations a faster, trusted way to unlock value from complex data and achieve data agility. The unified platform enables organizations to securely connect data and metadata, create and interpret meaning, and consume high-quality contextualized data across the enterprise.

About Progress
Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com and follow us on LinkedIn, YouTube, Twitter, Facebook and Instagram.

About Vector Capital
Vector Capital is a leading, San Francisco-based global private equity and credit investment firm focused on transformative investments in technology and technology-enabled businesses. Founded in 1997, Vector oversees approximately $4 billion of capital across its private equity and credit strategies from a variety of investors including university endowments, foundations, and financial institutions. With our disciplined approach to valuation and deep-rooted operational experience, Vector has generated competitive returns and established a successful track record spanning nearly 25 years. For more information, please visit www.vectorcapital.com.

Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: Progress’ ability to close the proposed transaction, the expected time of closing or the expected benefits therefore; uncertainties as to the effects of disruption from the acquisition of MarkLogic making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or MarkLogic’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether MarkLogic’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2021, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2022 and August 31, 2022. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Non-GAAP Financial Information
Please note that ARR, non-GAAP revenue and non-GAAP earnings per share, are non-GAAP metrics that are not prepared in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results, as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. Please see “Important Information Regarding Non-GAAP Financial Information” in Exhibit 99.1 of the Form 8-K filed by Progress on September 27, 2022 for a description of these non-GAAP metrics.

Press Inquiries:	Investor Relations:
Erica McShane	Mike Micciche
VP, Corporate Communications	VP, Investor Relations
+1 781 280 4000	+1 781 280 4000
PR@progress.com	Investor-relations@progress.com
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